UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 25, 2007
Date of report (Date of earliest event reported)

GB&T Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

0-24203	58-2400756
(Commission File Number)	(IRS Employer Identification No.)

500 Jesse Jewell Parkway, S.E., Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

770-532-1212
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The following information is being furnished pursuant to Item 2.02 of Form 8-K.  This information herein, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On July 25, 2007, GB&T Bancshares, Inc. issued a press release reporting its results for the quarter ended June 30, 2007.  A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.

The attached press release includes certain financial information which has been determined by methods other than in accordance with GAAP.  These non-GAAP financial measures are “tangible book value per share,” “return on average tangible assets,” “return on average tangible equity,” “tangible equity to tangible assets,” “adjusted net interest margin” (reflecting the effect of a reversal of interest income) and “adjusted efficiency ratio” (reflecting the effect of nonrecurring expenses and reversal of interest income.  Such measures are not measures of financial performance under GAAP and should not be considered as alternatives to the comparable GAAP measures for the applicable period.  The Company has presented reconciling information for each of the above non-GAAP financial measures in the press release.  The Company uses these non-GAAP financial measures in its analysis of the Company’s performance.

•                  “Tangible book value per share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.  This measure is important to many investors in the marketplace that are interested in changes from period to period in book value per share exclusive of changes in intangible assets.  Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company.  For companies such as GB&T that have engaged in multiple business combinations, purchase accounting can result in the recording of significant amounts of goodwill related to such transactions.

•                  “Return on average tangible assets” is defined as annualized earnings for the period divided by average assets reduced by average goodwill and other intangible assets.  “Return on average tangible equity” is defined as annualized earnings for the period divided by average equity reduced by average goodwill and other intangible assets.  The Company’s management includes these measures because it believes that they are important when measuring the Company’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and these measures are used by many investors as part of their analysis of the Company’s performance.

•                  “Tangible equity to assets” is defined as total equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets.  This measure is important to many investors that are interested in the equity to asset ratio exclusive of the effect of changes in intangible assets on equity and total assets.

•                  “Adjusted net interest income” and “adjusted efficiency ratio” are determined by Adjusting net interest income and the resulting efficiency ratio for lost income and the additional expenses related to the loan problems.  These adjustments are presented in order to provide investors these performance measures as if they had not been affected by what management considers extraordinary circumstances.

Item 7.01.  Regulation FD Disclosure

Exhibit 99.1 to this Current Report on Form 8-K includes forward-looking financial information that is expected to be discussed along with the second-quarter results on the previously announced conference call to be held by us at 2:00 p.m., Eastern Time, today (July 26, 2007). The call may be accessed on the Investor Relations page of the GB&T Bancshares, Inc., www.gbtbancshares.com. Replays of the call will be archived and available at the same site until midnight Eastern Time on August 26, 2007.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished herewith:

99.1   Press Release, dated July 25, 2007

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T Bancshares, Inc.

By:	/S/ GREGORY L. HAMBY
Gregory L. Hamby
Executive Vice President and
Chief Financial Officer

Dated:  July 26, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release, dated July 25, 2007